Exhibit 4.19

Limited Term Employment Contract

有限期限雇用合同

It is Tuesday corresponding to 1/3/2022 in Dubai, UAE. This Contract has been made by and between:

时间为2022年3月1日（星期二），地点为阿联酋迪拜。本合同是由以下各方签订的：

Establishment Name机构名称：ICONIQ GREEN TECHNOLOGY FZCO

Establishment No. 机构编号 : 14992

Special Number特殊号码：
Legal Form法律形式

Address Emirare阿联酋地址 ： Dubai迪拜

District地区：Dubai Silicon Oasis

Street街道：Dubai Digital Park

Land Line电话：*********

Mobile手机：*********
P.O.Box No邮政信箱号码 : 414487

Email电子邮件：info@igtfzdubai.com

Fax传真：*********

Represented by代表人：

Name姓名：Nan Wu

Passport No护照号码：*********
Nationality国籍：Chinese中国
Title职称：Authorized Signatory授权签字人

Address Emirate地址 : Dubai迪拜
District地区 : Dubai迪拜
Street街道 : BUSINESS BAY
Land Line电话 : *********
Mobile手机：
P.O Box No.邮政信箱号码 : 454535
Email电子邮件: admin@igtfzdubai.com

Fax传真 :

Hereinafter referred to as (The First Party) in this Employment Contract and the Annex thereof.

在本雇佣合同及其附件中，以下简称为（第一方）。

To hire雇用：
Mr/Ms 先生/女士：
Name姓名：Shi-Xuan Yu 于世璿

Nationality国籍：Chinese中国
Passport No.护照号码：*********

Hereinafter referred to as (The Second Party/ Worker) in this Employment Contract and the Annex thereof .

在本雇佣合同及其附件中，以下简称为（第二方/工人）。

Both the First Party and the Second Party are hereinafter referred to as ( The Parties/ Both Parties) in this Employment Contract and the Annex thereof.

在本雇佣合同及其附件中，第一方和第二方在下文中均被称为（双方）。

Preamble序言

WHEREAS, the First Party has expressed its desire to enter into a contract with the Second Party to be employed for the work described below; therefore, the parties have previously signed an invitation to work and this preamble, the invitation to work previously signed by both parties, and the attachments to this contract shall become part of this contract after both parties have acknowledged their legal capacity to enter into this contract. Accordingly, the parties have agreed to enter into this Contract in accordance with the following terms.

鉴于第一方表示希望与第二方签订合同，受雇于以下工作；因此，双方先前已签署了工作邀请书，在双方都承认其具有签订本合同的法律行为能力之后，本序言，先前由双方签署的工作邀请书以及本合同的附件应成为本合同的组成部分。因此，双方已同意按照以下条款签订本合同。

First Article第一条

The Second Party shall work for the first party in the UAE (Emirate name: Dubai) in the job/profession of CTO.

第二方应在阿联酋境内（酋长国名称：迪拜）为第一方工作，从事首席技术官的工作/专业。

Second Article第二条

The labor relationship shall commence from the date of the second party's entry into the country or from the date of the amendment of status on March 1, 2022.

劳动关系应从第二方进入该国之日或从2022年3月1日开始。

The term of the contract is 3 years, from March 1, 2022 to February 28, 2025.

合同期限3年，2022年3月1日至2025年2月28日。

Third Article第三条

The Second Party (MAY) work under a probation period of (6 month/s) to the First Party.

第二方（可）在第一方的试用期内工作（6个月）。

Forth Article第四条

The Second Party’s weekly rest shall be 2 day(s). The First Party shall determine such day(s) and inform the Second Party thereof at the commencement date of the employment relationship.

第二方的每周休息时间为2天。第一方应确定好时间，并在雇佣关系开始之日通知第二方。

Fifth Article第五条

Should either party desire to terminate this Contract, such party shall notify the other party of such desire within (30days) as a prior notice before the determined date of termination. Such Period shall be similar for both parties.

如果任何一方希望终止本合同，该方应在确定的终止日期前（30天）将此愿望通知另一方，作为事先通知。该期限对双方来说都是一致的。

Sixth Article第六条

Both Parties agree that the Second Party shall work for the First Party in return for Monthly Income before Tax of *********AED.

双方同意，第二方为第一方工作，作为回报应获得的基本工资为每月税前*********迪拉姆。

Upon joining the ESOP, specific rules and related documents will be announced and signed after the company's ESOP plan is approved.

入职后参加ESOP计划，具体规则及相关文件待公司ESOP方案通过审核后另行公布及签署。

The First Party shall pay the wage and the Second Party shall receive the wage according to the regulation determined by MOHRE.

第一方和第二方应按照人力资源和酋长国部相关法规分别支付工资和领取工资。

Seventh Article第七条

The labor relationship under this contract shall be a contractual, consensual relationship. Neither party shall be obligated to continue such labor contractual relationship with the other party without the consent of the other party, except that the party who, at its sole discretion, terminates this contract shall bear all legal consequences thereof, in accordance with the provisions of the Annex to this contract and the applicable laws of MOHRE. The labor relationship between the parties shall be terminated in the event of any of the events set forth in Article (2) of the Annex to this Contract.

本合同规定的劳动关系应是一种合同性的、双方同意的关系。任何一方都没有义务在未经对方同意的情况下继续与对方保持这种劳动合同关系，但根据本合同附件的规定和MOHRE的适用法律，自行决定终止本合同的一方应承担由此产生的所有法律后果。如果发生本合同附件第（2）条规定的任何事件，双方的劳动关系应终止。

Eighth Article第八条

The First Party confirms that it has informed the Second Party of all the terms set out in the annexes attached to this contract and that this contract and its annexes are consistent with the job offer and its annexes previously signed by the Second Party in the country of recruitment or in the UAE.

第一方确认已将本合同所附附件中规定的所有条款告知第二方，本合同及其附件与第二方之前在招聘国或阿联酋境内签署的工作邀请书及其附件一致。

Ninth Article第九条

The Second Party acknowledges that it has thoroughly reviewed all the terms and conditions set forth in the enclosed annexes, is well aware of all the provisions thereof, and that this contract and its annexes are consistent with the job offer and its annexes previously signed by the Second Party in the country of recruitment or in the UAE.

第二方确认，它已经彻底审查了随附的附件中规定的所有条款，很清楚其中的所有规定，本合同及其附件与第二方之前在招聘国或阿联酋境内签署的工作邀请及其附件一致。

Tenth Article第十条

The Parties acknowledge that the terms set forth in the Annex enclosed constitute an integral and supplemental part of this Contract and shall be binding on both Parties.

双方承认，随附的附件中规定的条款构成本协议不可分割的补充部分，对双方均有约束力。

Eleventh Article第十一条

After the signing of this contract, the Second Party shall not assert its rights against the First Party on the basis of any other agreement.

本合同签署后，第二方不再以其他任何约定为依据向第一方主张权利。

Twelfth Article第十二条

This Contract has been made in three counterparts duly signed by both Parties. Each Party shall receive a copy and the third one shall be kept at MOHRE.

本合同一式三份，由双方正式签署。各方应收到一份副本，第三份副本应保存在人力资源和阿联酋国部。

First Party’s Signature	Second Party’s Signature

第一方的签名	第二方的签名

/s/ ICONIQ GREEN TECHNOLOGY FZCO	/s/ Shixuan Yu

ICONIQ GREEN TECHNOLOGY FZCO

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